UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Catamaran Corporation

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The following document was made available to certain management employees of Catamaran Corporation on March 30, 2015 to guide discussions with customers:

Optum’s Acquisition of Catamaran – Client/Consultant/Prospect FAQ

Q1:	Why is Optum buying Catamaran?

Optum decided to propose acquiring Catamaran because our capabilities are impressive and our leadership team has delivered the fastest growth in the industry. The combination of the two companies will create a unique offering in the industry unparalleled by current participants.

The combination of OptumRx and Catamaran will improve value for all customers and will enable clients and individuals to benefit from enhanced services and cost trend management driven by significant technology and resources, greater efficiencies and scale.

Moreover, OptumRx and Catamaran expect to create significant additional value for their combined customer base beyond the efficiencies and scale resulting from integration of their businesses. Joining OptumRx’s unique medical synchronization and information capabilities with Catamaran’s technology leadership and flexible service offering will create innovative value-added offerings for clients and individuals.

The combined company is expected to deliver an innovative and compelling consumer and payer services offering that will link demographic, lab, pharmaceutical, behavioral and medical treatment data to engage individuals to make better decisions as they seek the best, most effective care and improve compliance with pharmaceutical use and care protocols. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while focusing on managing costs.

Enhanced purchasing and administrative improvements from the combination are expected to drive substantial value, with the majority of those savings directly benefiting clients and individuals through reduced costs for prescriptions and enhanced pharmaceutical services.

Q2:	Do you expect government approval of the combination of the third and fourth largest PBMs without any antitrust concerns?

The PBM industry is vigorously competitive, with two competitors that will remain larger than the combined Catamaran/Optum Rx and with many other rivals. The combination of Catamaran and OptumRx will create the third largest pharmacy services company, which will enable the new entity to be a competitive force in the industry. Combined, Catamaran and OptumRx will be competitively positioned with the current largest participants in the PBM sector. We are well-advised and expect to complete the combination in the fourth quarter of 2015, as planned, subject to satisfaction of customary closing conditions.

Q3:	What will be the leadership of the combined company?

Mark Thierer, currently Chairman & CEO of Catamaran, will be the new CEO of OptumRx, and Tim Wicks, currently CEO of OptumRx, will be the new President of the combined company. Jeff Park, who currently serves Catamaran as Executive Vice President, Operations, will become the Chief Operating Officer for OptumRx. Jeffrey Grosklags, currently the chief financial officer of OptumRx, will continue in that role. Over the next several months, Mark, Tim, Jeff, Jeffrey and other leaders of both companies will be determining what the eventual organizational and leadership structure of the newly combined company will be. Until the transaction closes, the current leaders at both companies will continue in their current roles.

Q4:	Will Catamaran change its name to OptumRx?

Yes, the newly combined company name will be OptumRx.

Q5:	Will I keep my account team?

Yes, there are no changes in account teams as a result of this acquisition.

Q6:	Will I need to go through a claims migration?

Since both companies are on the RxClaim platform, there will be no need for a claims migration.

Q7:	Will you be eliminating any of your current offerings, including the ones you introduced at the Client Advisory Meeting?

All Catamaran programs will be available to our clients on a go-forward basis, including the ones you heard about at the CAM.

Q8:	Do you expect that there will be employee layoffs at Catamaran?

OptumRx is looking to grow the combined businesses beyond what either company could accomplish on its own, which we believe will offer new and exciting opportunities to employees of the combined company. While we recognize that there may be overlaps in our businesses, such as the duplication of roles and responsibilities, it is premature to speculate about how this will be addressed and at this time no decisions have been made. The OptumRx and Catamaran leadership teams will be thoughtful about integration. As always, we are committed to treating everyone at Catamaran with dignity and respect, and we will keep employees informed as we move forward with the transition.

Q9:	Will any Catamaran locations be eliminated? Will Catamaran’s headquarters and management move to Minnesota from Illinois? Will construction of new facilities continue in Nevada?

Keep in mind that, until the combination is complete, OptumRx and Catamaran remain separate companies. In the coming weeks, the management teams from both companies will begin to plan the integration and make decisions regarding locations of the combined company.

Q10:	Will there be significant cultural differences? Will it be a good fit for Catamaran?

We believe our two companies are a good fit for each other. Catamaran is joining Optum, a young, entrepreneurial and fast-growing technology-enabled services company. Optum’s employees are driven to help the health care system work better for everyone.

Our companies share common values and a strong commitment to protecting and enhancing our customers’ health and wellness. We believe these fundamental similarities will enable integration of the two companies. In addition, combining Catamaran and OptumRx will help to ensure the long-term value and sustainability of both businesses and we look forward to a successful integration.

Q11:	Will this acquisition change the planned Catamaran acquisition of Healthcare Solutions? If not, when will the HCS deal close?

No. UnitedHealth Group has indicated they support this acquisition. We are very excited to have HCS join Catamaran and have high expectations for its continued growth and success in the Worker’s Compensation market and the other Specialty Markets where HCS currently competes. We anticipate that the HCS transaction will close in early April, subject to satisfaction of customary closing conditions.

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.